Exhibit 10.27.1
Termination of Split Dollar Agreement and Endorsement
This Termination of Split Dollar Agreement and Endorsement (this “Agreement”) by and between The Cortland Savings and Banking Company, an Ohio-chartered bank (the “Bank”), and Marlene Lenio, Vice President of the Bank (the “Executive”), is made and entered into and shall be effective as of this 12th day of February, 2010.
Whereas, the Bank and the Executive entered into a Second Amended Split Dollar Agreement and Endorsement dated as of December 3, 2008 (the “Split Dollar Agreement and Endorsement”),
Whereas, the Bank and the Executive desire now to terminate the Split Dollar Agreement and Endorsement, and
Whereas, the Bank and the Executive intend that from and after the effective date of this Agreement the Split Dollar Agreement and Endorsement and the associated Split Dollar Policy Endorsement or Endorsements shall be void and shall have no further force or effect.
Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Executive hereby agree as follows.
1. Termination of the Split Dollar Agreement and Endorsement. Effective as of the date first written above, the Split Dollar Agreement and Endorsement is terminated and shall have no further force or effect. Neither the Executive nor any beneficiary of the Executive shall make any claim for benefits under the Split Dollar Agreement and Endorsement. Neither the Executive nor any beneficiary of the Executive shall make any claim for benefits under the Split Dollar Policy Endorsement or Endorsements appended to or associated with the Split Dollar Agreement and Endorsement. The Split Dollar Policy Endorsement or Endorsements shall be void and of no further force or effect as of the effective date of this Agreement. The Executive acknowledges and agrees that the Bank shall be fully discharged from all liabilities or obligations under the Split Dollar Agreement and Endorsement and the associated Split Dollar Policy Endorsement or Endorsements as of the effective date of this Agreement.
2. Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.
3. Entire Agreement. This Agreement constitutes the entire agreement of the Bank and the Executive concerning the subject matter.
In Witness Whereof, the Executive and a duly authorized officer of the Bank have executed this Termination of Split Dollar Agreement and Endorsement as of the date first written above.

Executive	The Cortland Savings and Banking Company

/s/ Marlene Lenio	By:	/s/ James Gasior
Marlene Lenio		Its: President